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                                                                     Exhibit 8.1

                                                   1221 Avenue of the Americas
                                                   New York, New York 10020

                                                   Telephone:     (212) 610 6300
                                                   Fax (Group 3): (212) 610 6399
                                                   Fax (Group 4): (212) 610 6359

                                                   www.allenovery.com

                                                   February 24, 2003

Permanent Financing (No. 2) PLC
Blackwell House
Guildhall Yard
London EC2V 5AE
United Kingdom

     RE: PERMANENT FINANCING (NO. 2) PLC
         REGISTRATION STATEMENT ON FORM S-11

Ladies and Gentlemen:

     We have acted as United States tax counsel to Permanent Financing (No. 2) PLC, a public limited company incorporated under the laws of England and Wales (the "Issuer"), in connection with the preparation of the registration statement on Form S-11 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on February 26, 2003, as amended on the date hereof, of which the prospectus) (the "Prospectus") forms a part. The Registration Statement and Prospectus relate to the Issuer's issuance of the series 1 issuer notes, series 2 issuer notes and series 4 class A issuer notes (the "U.S. Notes").

     As United States tax counsel, we have advised the Issuer with respect to certain United States tax consequences of the proposed issuance of the U.S. Notes. This advice is summarized under the headings "Summary of prospectus-United States tax status" and "United States federal income taxation" (collectively, the "Discussions") in the prospectus relating to the U.S. Notes which is part of the Registration Statement. We hereby confirm that the opinions set forth in the Discussions represent our opinions as to the matters of law covered by them.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement. We are aware that we are referred to in the Discussions and under the heading "Legal matters" in the Prospectus, and we hereby consent to the references to us in those sections without thereby implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                       Very truly yours,

                                       [signature]

                                       ALLEN & OVERY

  The firm is a multinational partnership, including Members of the Bar of the State of New York, Solicitors of the Supreme Court of England and Wales, Members of the Bar of the Netherlands and Foreign Legal Consultants in the State of New
 York. A list of names of the partners and their professional qualifications is open to inspection at the above office.

 AMSTERDAM ANTWERP BANGKOK BEIJING BRATISLAVA BRUSSELS BUDAPEST DUBAI FRANKFURT HAMBURG HONG KONG LONDON LUXEMBOURG MADRID MILAN MOSCOW NEW YORK PARIS PRAGUE
                    ROME SINGAPORE TIRANA TOKYO TURIN WARSAW